Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PYROTEC INC.", CHANGING ITS NAME FROM "PYROTEC INC." TO "TRINERGY GLOBAL, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JANUARY, A.D. 2013, AT 3:21 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


SECRETARY OF STATE
1776
1970
DELAWARE

Jeffrey W. Bullock, Secretary of State

5055292 8100

130092636

AUTHENTICATION: 0171831

DATE: 01-28-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:26 PM 01/25/2013
FILED 03:21 PM 01/25/2013
SRV 130092636 - 5055292 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
In accordance with Section 242.

PyroTec Inc, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware **DOES HEREBY CERTIFY:**

FIRST: That at a meeting of the Board of Directors of PyroTec Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

FIRST: The name of this Corporation is Trinergy Global, Inc.
(hereinafter the "Corporation")

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Board of Directors has caused this certificate to be signed by D. Geno Brunton, an Authorized Officer, this 22nd day of January, AD 2013.

SIGNED: ____________________

NAME: D. Geno Brunton

TITLE: CEO